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                                                                   EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Platinum Software Corporation for the registration of 2,474,794 shares of its common stock and to the incorporation by reference therein of our reports dated July 29, 1997, with respect to the consolidated financial statements and schedule of Platinum Software Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP


Orange County, California
February 11, 1998